Exhibit 99.1
Michael McAndrew, Chief Financial Officer
Black Box Corporation
(724) 873-6788
(724) 873-6799 (fax)
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS THIRD QUARTER
AND YTD FISCAL 2006 RESULTS
PITTSBURGH, PENNSYLVANIA, January 31, 2006 — Black Box Corporation (NASDAQ:BBOX) today reported for the third quarter ended December 31, 2005 diluted earnings per share of 70¢ compared to 52¢ last year, an increase of 35%. Net income for the third quarter was $12.5 million or 6.9% of revenues, compared to $9.2 million or 7.3% of revenues last year. On a sequential comparison basis, second quarter diluted earnings per share were 74¢ with corresponding net income of $12.8 million or 6.9% of revenues. Excluding acquisition related expenses in the third quarter of Fiscal 2006 described below, diluted earnings per share were 75¢ and net income was $13.3 million or 7.3% of revenues.
During the third quarter of Fiscal 2006, the Company incurred non-cash charges of $1.2 million pre-tax in connection with acquisition related expenses from the January 25, 2005 purchase of Norstan, Inc. (“Norstan”). Management believes that presenting diluted earnings per share and net income excluding acquisition related expenses is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
Total revenues for the third quarter were $182 million, an increase of 44% from $127 million for the same period last year. On a sequential comparison basis, second quarter revenues were $185 million.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Third quarter cash provided by operating activities was approximately $16 million or 131% of net income, compared to $14 million or 148% of net income for the same period last year. Third quarter free cash flow was $24 million compared to $14 million last year. On a sequential comparison basis, second quarter cash provided by operating activities was $12 million and free cash flow was $18 million. Black Box utilized its third quarter free cash flow of $24 million to fund $14 million of merger-related activity; debt reduction of $8 million; a dividend payment of $1 million; and net capital expenditures of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
In accordance with SEC Regulation G, the attached financial charts include a reconciliation of the non-GAAP financial measures in this release to the most directly comparable GAAP measures.
For the nine months ended December 31, 2005, diluted earnings per share were $1.88 compared to $1.66 for the same period last year, an increase of 13%. Corresponding net income for the nine-month period was $32.7 million or 6.0% of revenues, compared to $29.9 million or 7.9% of revenues for the same period last year. Excluding restructuring charges and acquisition related expenses for the nine months ended December 31, 2005 described below, diluted earnings per share were $2.28 and net income was $39.7 million or 7.3% of revenues.
Total non-cash charges incurred for the nine months ended December 31, 2005 associated with acquisition related expenses of Norstan was $5.4 million pre-tax. For the nine-month period ended December 31, 2005, the Company incurred a pre-tax restructuring charge of $5.3 million related to staffing level adjustments and real estate consolidations in Europe and North America.
Total nine-month revenues were $546 million, an increase of 45% from $378 million for the same period last year.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Cash provided by operating activities for the nine-month period was $39 million or 119% of net income, compared to $34 million or 115% of net income last year. Free cash flow was $53 million compared to $39 million last year. Black Box utilized the nine-month free cash flow of $53 million to fund $41 million of merger-related activity; debt reduction of $7 million; dividend payments of $3 million; and net capital expenditures of $2 million.
The Company’s 6-month order backlog was $94 million at December 31, 2005 compared to $54 million at the same period last year. On a sequential comparison basis, second quarter 6-month order backlog was $101 million.
Commenting on the third quarter results, Fred C. Young, Chief Executive Officer, said, “We are pleased with our overall results for the quarter and nine-months to date. We attribute this success to our worldwide operating excellence, effective marketing of our DVHTM technical services and relatively stable end-markets.”
Continuing on, Mr. Young said, “Our goals moving forward will be to finish FY06 strong and carry this momentum into our FY07.”
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Standard Time today, January 31, 2006. Fred C. Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 804811.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic conditions, successful integration of the Norstan business, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services and successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses. Additional risk factors are included in the Company’s Annual Report on Form 10-K. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 152,000 clients in 141 countries with 143 offices throughout the world. To learn more, visit the Black Box website at www.blackbox.com.
Black Box and the Double Diamond logo are registered trademarks and DVH is a trademark of BB Technologies, Inc.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Nine months ended
	December 31,	January 1,	December 31,	January 1,
In thousands, except per share	2005	2005	2005	2005

Revenues	$182,135	$126,896	$546,467	$377,846

Cost of sales	108,733	75,878	328,243	222,633

Gross profit	73,402	51,018	218,224	155,213

Selling, general & administrative exp	50,441	36,762	152,008	107,886

Restructuring charges	0	0	5,290	0

Intangibles amortization	1,349	59	4,235	187

Operating income	21,612	14,197	56,691	47,140

Interest expense, net	2,397	519	6,686	1,436

Other expenses, net	114	46	79	93

Income before income taxes	19,101	13,632	49,926	45,611

Provision for income taxes	6,590	4,383	17,224	15,736

Net income	$12,511	$9,249	$32,702	$29,875

Basic earnings per common share	$0.72	$0.54	$1.92	$1.71

Diluted earnings per common share	$0.70	$0.52	$1.88	$1.66

Weighted average common shares	17,286	17,293	17,050	17,499

Weighted average common & common equivalent shares outstanding	17,786	17,694	17,362	17,949

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
In thousands	2005	2005

Assets
Cash and cash equivalents	$12,143	$11,592
Accounts receivable, net	125,632	116,865
Lease receivables	465	1,697
Inventories, net	53,448	57,176
Costs and estimated earnings in excess of billings on uncompleted contracts	28,093	25,695
Deferred tax asset	11,084	9,236
Net current assets of discontinued operations	376	549
Other current assets	17,642	14,724

Total current assets	248,883	237,534

Property, plant and equipment, net	36,117	38,268
Goodwill, net	468,871	444,567
Intangibles, net	55,573	44,157
Lease receivables, net of current portion	—	473
Deferred tax asset	3,979	3,793
Discontinued operations, net of current portion	153	373
Other assets	4,327	3,725

Total assets	$817,903	$772,890

Liabilities
Current maturities of long-term debt	$716	$692
Current maturities of discounted lease rentals	70	890
Accounts payable	39,487	36,032
Billings in excess of costs and estimated earnings on uncompleted contracts	11,604	8,947
Deferred revenue	21,473	21,456
Accrued liabilities:
Compensation and benefits	12,650	13,073
Restructuring	4,589	6,709
Other liabilities	40,274	33,905
Income taxes	9,013	3,295

Total current liabilities	139,876	124,999

Long-term debt	141,304	147,196
Discounted lease rentals	3	30
Other liabilities	169	75
Restructuring reserve	7,970	9,889
Stockholders’ Equity
Common stock	24	24
Additional paid-in capital	355,981	336,290
Retained earnings	458,252	428,632
Treasury stock, at cost	(296,811)	(296,797)
Accumulated other comprehensive gain	11,135	22,552

Total stockholders’ equity	528,581	490,701

Total liabilities and stockholders’ equity	$817,903	$772,890

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,	January 1,	December 31,	January 1,
In thousands	2005	2005	2005	2005

Operating Activities
Net income	$12,511	$9,249	$32,702	$29,875
Adjustments to reconcile net income to cash provided by operating activities:
Intangibles amortization	1,349	59	4,235	187
Depreciation	2,284	1,658	6,778	4,370
Deferred tax provision	(30)	1,237	(2,083)	1,775
Stock compensation expense	—	—	—	680
Tax impact from exercised options	(1,376)	(231)	(3,347)	(3,389)

Changes in operating assets and liabilities:
Accounts receivable, net	8,986	(6,951)	73	1,153
Inventories, net	(31)	(314)	5,673	(2,412)
Other current assets	966	4,413	1,270	888
Proceeds from lease contracts	464	—	1,746	—
Accounts payable and accrued liabilities	(8,685)	4,567	(8,135)	1,278

Net cash provided by operating activities	$16,438	$13,687	$38,912	$34,405

Investing Activities
Capital expenditures, net	$(1,320)	$(908)	$(1,919)	$(1,849)
Acquisition of businesses, net of cash acquired	(13,828)	(151)	(40,682)	(498)
Prior merger-related payments	(213)	—	(378)	—

Net cash used in investing activities	$(15,361)	$(1,059)	$(42,979)	$(2,347)

Financing Activities
(Repayments) / proceeds on borrowings, net	$(8,131)	$(11,940)	$(7,418)	$4,036
Repayments on discounted lease rentals	(180)	—	(847)	—
Proceeds from exercise of options	8,892	1,625	16,344	7,310
Payment of dividends	(1,028)	(1,035)	(3,049)	(2,809)
Deferred financing costs	—	—	—	(235)
Purchase of treasury stock	(4)	(11)	(14)	(37,585)

Net cash (used) / provided in financing activities	$(451)	$(11,361)	$5,016	$(29,283)

Foreign currency exchange impact on cash	$(408)	$(33)	$(398)	$(1,134)

Increase in cash & cash equivalents	$218	$1,234	$551	$1,641

Cash & cash equivalents at beginning of period	11,925	9,713	11,592	9,306

Cash & cash equivalents at end of period	$12,143	$10,947	$12,143	$10,947

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

RECONCILIATIONS:
In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlights tables also include, where appropriate, a reconciliation of free cash flow, cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment, net income excluding restructuring charges and acquisition related expenses and diluted EPS excluding restructuring charges and acquisition related expenses (which are non-GAAP measures), to the most directly comparable GAAP measure. All dollar amounts are in thousands.
A reconciliation of cash provided by operating activities to free cash flow is presented below:

	3Q06	2Q06	3Q05	3Q06YTD	3Q05YTD

Cash provided by operating activities	$16,438	$11,671	$13,687	$38,912	$34,405
Capital expenditures	(1,551)	(1,108)	(938)	(3,151)	(2,579)
Capital disposals	231	188	30	1,232	730
Proceeds from stock option exercises	8,892	7,316	1,625	16,344	7,310
Foreign currency exchange impact on cash	(408)	44	(33)	(398)	(1,134)

Free cash flow	$23,602	$18,111	$14,371	$52,939	$38,732

A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment is presented below:

	3Q06	2Q06	3Q05	3Q06YTD	3Q05YTD

Cash provided by operating activities	$16,438	$11,671	$13,687	$38,912	$34,405
Restructuring payments	1,537	2,786	—	9,165	—
Satisfaction of a litigation judgment	—	—	—	1,778	—

Cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment	$17,975	$14,457	$13,687	$49,855	$34,405

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

A reconciliation of net income to net income excluding restructuring charges and acquisition related expenses is presented below:

	3Q06	3Q05	3Q06YTD	3Q05YTD

Net income	$12,511	$9,249	$32,702	$29,875
% of revenues	6.9%	7.3%	6.0%	7.9%
Restructuring charges, after tax impact	—	—	3,465	—
Acquisition related expenses, after tax impact	815	—	3,500	—

Net income excluding restructuring charges and acquisition related expenses	$13,326	$9,249	$39,667	$29,875
% of revenues	7.3%	7.3%	7.3%	7.9%

A reconciliation of diluted earnings per common share (EPS) to diluted EPS excluding restructuring charges and acquisition related expenses is presented below:

	3Q06	3Q05	3Q06YTD	3Q05YTD

Diluted EPS	$0.70	$0.52	$1.88	$1.66
EPS impact of restructuring charges	—	—	0.20	—
EPS impact of acquisition related expenses	0.05	—	0.20	—

Diluted EPS excluding restructuring charges and acquisition related expenses	$0.75	$0.52	$2.28	$1.66

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Page10

SUPPLEMENTAL INFORMATION:
Additionally, the following supplemental information is being provided for comparisons of third quarter ended December 31, 2005 reported results to this year’s second quarter and prior year’s third quarter. All dollar amounts are in thousands unless noted otherwise.
Information on revenues and operating income by geography is presented below. Management believes it is important to separately present the Fiscal 2006 restructuring charges and acquisition related expenses (hereafter referred to as “special charges”). Management believes this enables a clearer understanding of the ongoing operations of the Company.

	3Q06	2Q06	3Q05	3Q06YTD	3Q05YTD

Revenues:
North America	$143,173	$146,754	$78,642	$426,788	$242,966
Europe	29,950	29,199	38,947	92,899	107,337
All Other	9,012	9,097	9,307	26,780	27,543

Total	$182,135	$185,050	$126,896	$546,467	$377,846

Operating Income:
North America	$15,740	$16,537	$8,345	$44,136	$27,090
% of North America revenues	11.0%	11.3%	10.6%	10.3%	11.1%
Europe	$4,101	$3,427	$4,016	$7,161	$13,365
% of Europe revenues	13.7%	11.7%	10.3%	7.7%	12.5%
All Other	$1,771	$1,943	$1,836	$5,394	$6,685
% of All Other revenues	19.7%	21.4%	19.7%	20.1%	24.3%

Total	$21,612	$21,907	$14,197	$56,691	$47,140
% of Total revenues	11.9%	11.8%	11.2%	10.4%	12.5%

Special Charges:
North America	$1,245	$1,274	—	$6,898	—
Europe	—	—	—	3,742	—
All Other	—	—	—	—	—

Total	$1,245	$1,274	—	$10,640	—

Operating Income Excluding Special Charges:
North America	$16,985	$17,811	$8,345	$51,034	$27,090
% of North America revenues	11.9%	12.1%	10.6%	12.0%	11.1%
Europe	$4,101	$3,427	$4,016	$10,903	$13,365
% of Europe revenues	13.7%	11.7%	10.3%	11.7%	12.5%
All Other	$1,771	$1,943	$1,836	$5,394	$6,685
% of All Other revenues	19.7%	21.4%	19.7%	20.1%	24.3%

Total	$22,857	$23,181	$14,197	$67,331	$47,140
% of Total revenues	12.5%	12.5%	11.2%	12.3%	12.5%

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Information on revenues and gross profit for data services, voice services and hotline services is presented below:

	3Q06	2Q06	3Q05	3Q06YTD	3Q05YTD

Revenues:
Data Services	$47,083	$52,584	$53,410	$152,568	$152,136
Voice Services	82,281	78,410	16,219	233,620	53,619
Hotline Services	52,771	54,056	57,267	160,279	172,091

Total	$182,135	$185,050	$126,896	$546,467	$377,846

Gross Profit:
Data Services	$14,794	$15,482	$16,149	$45,800	$46,011
% of Data Services revenues	31.4%	29.4%	30.2%	30.0%	30.2%
Voice Services	$32,145	$31,173	$5,469	$91,156	$18,607
% of Voice Services revenues	39.1%	39.8%	33.7%	39.0%	34.7%
Hotline Services	$26,463	$27,227	$29,400	$81,268	$90,595
% of Hotline Services revenues	50.1%	50.4%	51.3%	50.7%	52.6%

Total	$73,402	$73,882	$51,018	$218,224	$155,213
% of Total revenues	40.3%	39.9%	40.2%	39.9%	41.1%

Information on revenues on a same-office basis as compared to prior year is presented below:

	3Q06	3Q05	Change

Revenues as reported	$182,135	$126,896	44%
Less revenues from offices added since 3Q05	(60,371)	—

Revenues on same-office basis	$121,764	$126,896	(4%)

Information on revenues on a same-office basis as compared to prior quarter is presented below:

	3Q06	2Q06	Change

Revenues as reported	$182,135	$185,050	(2%)
Less revenues from offices added since 3Q05	(60,371)	(54,920)

Revenues on same-office basis	$121,764	$130,130	(6%)

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

     Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	3Q06		2Q06		3Q05

Accounts Receivable:
Gross Accounts Receivable $	$133.9		$139.5		$108.8
Reserve $ / %	$8.3	/ 6.2%	$7.7	/ 5.5%	$10.2	/ 9.4%
Net Accounts Receivable $	$125.6		$131.8		$98.6

Net Days Sales Outstanding	57 days		57 days		64 days

Inventory:
Gross Inventory $	$66.9		$66.6		$48.2
Reserve $ / %	$13.5	/ 20.2%	$13.4	/ 20.1%	$5.0	/10.4%
Net Inventory $	$53.4		$53.2		$43.2

Net Inventory Turns	6.8	x	6.9	x	7.9	x

Six-Month Order Backlog	$94		$101		$54

Team Members	3,273		3,282		2,538

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746,